Exhibit 4.1
                                  -----------


                            Form of Stock Certificate

                     Avalon Digital Marketing Systems, Inc.


                NOT VALID UNLESS COUNTERSIGNED BY TRANSFER AGENT
                   INCORPORATED UNDER THE LAWS OF THE STATE OF
                                    Delaware


Number __________                                              Shares __________
                                                           CUSIP NO. 05343V 20 5


                                     Avalon
                           Digital Marketing Systems

                   AUTHORIZED COMMON STOCK: 10,000,000 SHARES
                                PAR VALUE: $.001

This certifies that


Is the Record Holder of


          Shares of AVALON DIGITAL MARKETING SYSTEMS, INC. Common Stock transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

   Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

         Dated:


/s/ Matt Greene                     SEAL          /s/ Tyler Thompson
ACTING CHIEF FINANCIAL OFFICER                    ACTING CHIEF EXECUTIVE OFFICER